SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2007

CAPITAL ONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13300	54-1719854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1680 Capital One Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

Not Applicable

(Former Name or Former Address,

If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Capital One Financial Corporation (the “Company”) announced today via press release that Mr. John A. Kanas has resigned from the Company’s Board of Directors effective as of August 6, 2007. Mr. Kanas’ resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. He has chosen to devote more time to other interests.

Item 7.01.	Regulation FD Disclosure.

The Company hereby furnishes the information in Exhibit 99.1 hereto.

Note: Information in Exhibit 99.1 furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company, dated July 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
Date: July 9, 2007
/s/ John G. Finneran, Jr.
	Name:	John G. Finneran, Jr.
	Title:	General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company, dated July 9, 2007.

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